EXHIBIT 99

PSEG ANNOUNCES 2013 SECOND QUARTER RESULTS

Earnings from Continuing Operations of $0.66 Per Share; Operating Earnings of $0.48 Per Share

Results Reflect Increased Investment at PSE&G; Continued Solid Performance from PSEG Power

Operating Earnings Expected to be at Upper End of Full Year Guidance of $2.25 - $2.50 Per Share

July 30, 2013 (Newark, NJ) (NYSE- PEG) Public Service Enterprise Group (PSEG) reported today Second Quarter 2013 Net Income and Income from Continuing Operations of $333 million or $0.66 per share as compared to Net Income and Income from Continuing Operations of $211 million or $0.42 per share reported for the Second Quarter of 2012. Operating Earnings for the Second Quarter of 2013 were $243 million or $0.48 per share compared to the Second Quarter of 2012 Operating Earnings of $215 million or $0.43 per share.

“Our earnings reflect strong performance for all our businesses” said Ralph Izzo, chairman, president and chief executive officer. He went on to say “our results continue to benefit from employees’ execution of our strategic goals as well as the locational value enjoyed by our merchant generating fleet of assets. PSEG again demonstrated the ability to perform against a background of slow growth in electric demand and low prices. Based on our performance thus far in the year, and assuming normal weather and operations in the remainder of the year, we expect operating earnings for the full year to be at the upper end of our guidance of $2.25 - $2.50 per share.”

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Operating Earnings exclude the impact of returns/(losses) associated with Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material one time items. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings for the second quarter. See Attachment 12 for a complete list of items excluded from Income from Continuing Operations/Net Income in the determination of Operating Earnings.

PSEG CONSOLIDATED EARNINGS (unaudited)

Second Quarter Comparative Results

2013 and 2012

	Income		Diluted Earnings
	($millions)		Per Share
	2013	2012	2013	2012
Operating Earnings	$243	$215	$0.48	$0.43
Reconciling Items	90	(4)	0.18	(0.01)

Income from Continuing Operations*	$333	$211	$0.66	$0.42

		Avg. Shares	507M	507M
*	Income from continuing operations is equal to net income in both years.

Ralph Izzo went on to say “we remain on track to meet our capital investment and operations-related goals. PSE&G’s $3.4 billion transmission construction program remains on schedule. Post-Superstorm Sandy Power has restored operations sufficiently at its peaking units in time to support summer demand, and Holdings continues to monetize non-essential assets in its portfolio. We also remain focused on building support for PSE&G’s $3.9 billion “Energy Strong” proposal, meeting our commitment to operate the Long Island Power Authority’s transmission and distribution system at the start of 2014, and controlling our cost structure. These actions will strengthen our infrastructure and improve system reliability.”

Operating Earnings guidance by company for the full year (which is unchanged from prior disclosure) is as follows:

Operating Earnings

($ millions, except EPS)

	2013E	2012A
PSEG Power	$535 - $600	$644
PSE&G	$580 - $635	$528
PSEG Energy Holdings/Parent	$25 - $35	$64

Total	$1,140 - $1,270	$1,236

Earnings Per Share	$2.25 - $2.50	$2.44

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $114 million ($0.22 per share) for the second quarter of 2013 compared with operating earnings of $110 million ($0.22 per share) for the second quarter of 2012.

Power’s second quarter earnings benefited from higher PJM capacity prices and an improvement in market prices for energy with an increase in the price of gas.

Higher prices for natural gas and an improvement in basis in the PS zone had a favorable influence on spot market prices for energy. The improvement in pricing on Power’s un-hedged generation added $0.04 per share to earnings quarter-over-quarter. An increase in capacity prices improved Power’s quarter-over-quarter earnings by $0.07 per share. These items together offset a reduction in average prices on Power’s hedged volumes.

PSEG Power’s operation & maintenance (O&M) expense (exclusive of storm-related restoration activity) was unchanged from year-ago levels. An increase in O&M at fossil associated with planned outage related work was offset by a reduction in outage related O&M at nuclear. An increase in depreciation expense related to the installation of new peaking capacity and low pressure turbines at Peach Bottom was offset by a decline in interest expense.

Power expensed approximately $22 million pre-tax on storm related activity in the second quarter, bringing Power’s total pre-tax storm expenditures to $135 million. Of this amount, Power received an additional $25 million in insurance proceeds during the second quarter for a total of $44 million in insurance proceeds to return its facilities to service.

Power’s output was unchanged in the quarter from year-ago levels. The nuclear fleet operated at an average capacity factor in the quarter of 87.9% versus 87.2% last year bringing the capacity factor for the first half of the year to 94.4%. The fleet’s performance in the quarter was influenced by a refueling outage and main generator repair work at Salem 1 (57% owned and operated by PSEG Power) versus a refueling outage in the second quarter of 2012 at PSEG Power’s 100%-owned and operated Hope Creek unit. Output from our baseload nuclear and Pennsylvania coal units in the quarter offset a decline in production at Power’s NJ-based coal units.

Power continues to forecast output for 2013 of 53 – 55 TWh. For the remainder of the year output of 26 – 28 TWh is 70% - 75% hedged at an average price of $51 per MWh. For 2014, forecast output of 53 – 55 TWh is approximately 55% - 60% hedged at an average price of $49 per MWh. Power has hedged 30% - 35% of its forecast generation in 2015 of 52 – 54 TWh at an average price of $49 per MWh. The increase in the percentage of generation hedged for 2014 – 2015 reflects only an increase in the level of hedges on base load generation. Power’s intermediate and peaking generation remains open. Average hedge prices continue to reflect assumed BGS volumes of 12 TWh in 2013 and 10 TWh in 2014.

The forecast range of Power’s operating earnings for 2013 remains unchanged at $535 - $600 million. However, based on Power’s performance year-to-date, results for the full year are expected to be at the upper end of the range.

PSE&G

PSE&G reported operating earnings of $121 million ($0.24 per share) for the second quarter of 2013 compared with operating earnings of $101 million ($0.20 per share) for the second quarter of 2012.

PSE&G’s second quarter results reflect the contribution to earnings from the increased level of transmission investment. An increase in PSE&G’s transmission revenue, effective on January 1, 2013, supported a quarter-over-quarter increase in the net earnings contribution from transmission of $0.04 per share.

Weather conditions for electric and gas demand were favorable relative to normal and in comparison to the weather experienced in the year-ago quarter. Sales of gas increased 17% quarter-over-quarter, however, continued weakness in electric demand from the commercial and industrial sectors resulted in a 2.5% decline in the sale of electricity. After several years of declining prices, gas customers appear to have adjusted their consumption to reflect an expectation of low commodity prices. Electric demand, however, continues to be affected by customer conservation in the face of a slowly improving economy.

The net impact on earnings from weather and the change in sales was a reduction in quarter-over-quarter earnings of $0.01 per share. The earnings comparison reflects the absence of revenue accrued under the gas weather normalization clause, which amounted to $0.02 per share to earnings in the year-ago quarter offsetting lower sales in the year-ago quarter.

The implementation of cost controls in response to lower than expected demand resulted in no change in distribution related O&M expense quarter-over-quarter. For the remainder of the year, distribution related O&M is expected to be lower than the levels realized in the prior year given expectations for a decline in storm related restoration activity. An increase in depreciation expense was offset by lower interest expense and other minor items.

The forecast of PSE&G’s operating earnings for 2013 remains unchanged at $580 - $635 million. Results will be influenced by a full year increase in transmission revenue and the absence of the negative impact on sales and O&M expense in the fourth quarter of 2012 from Superstorm Sandy.

PSEG Energy Holdings/Enterprise

PSEG Energy Holdings/Enterprise reported operating earnings of $8 million ($0.02 per share) for the second quarter of 2013 versus operating earnings of $4 million ($0.01 per share) during the second quarter of 2012. The improvement in operating earnings for the quarter reflects a gain on the sale of a commercial office complex.

The forecast of PSEG Energy Holdings/Parent full year operating earnings for 2013 is unchanged at $25 - $35 million. The results will reflect the full year operation of the Milford and Queen Creek solar facilities (40 MW), which entered service in the fourth quarter of 2012, as well as the commercial operation of a $50 million (19 MW) solar facility located in Arizona, which is expected to enter service in the fourth quarter.

Other Items

The NJ Board of Public Utilities (BPU) on May 29 approved a settlement authorizing an increase in spending on renewables through the Solar 4 All Extension ($247 million) and Solar Loan III ($199 million) investment programs.

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FORWARD-LOOKING STATEMENT

Certain of the matters discussed in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1. Financial Statements—Note 9. Commitments and Contingent Liabilities, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other factors discussed in filings we make with the United States Securities and Exchange Commission (SEC). These factors include, but are not limited to:

•	adverse changes in the demand for or the price of the capacity and energy that we sell into wholesale electricity markets,

•

adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, transmission planning and cost allocation rules, including rules regarding how transmission is planned and who is permitted to build transmission in the future, and reliability standards,

•	any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators,

•	changes in federal and state environmental regulations that could increase our costs or limit our operations,

•

changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units,

•	actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site,

•	any inability to balance our energy obligations, available supply and risks,

•	any deterioration in our credit quality or the credit quality of our counterparties, including in our leveraged leases,

•	availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs,

•	changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units,

•	delays in receipt of necessary permits and approvals for our construction and development activities,

•	delays or unforeseen cost escalations in our construction and development activities,

•	any inability to achieve, or continue to sustain, our expected levels of operating performance,

•

any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers, and any inability to sufficiently obtain coverage or recover proceeds of insurance on such matters,

•	increases in competition in energy supply markets as well as competition for certain rate-based transmission projects,

•	any inability to realize anticipated tax benefits or retain tax credits,

•	challenges associated with recruitment and/or retention of a qualified workforce,

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements, and

•	changes in technology and customer usage patterns.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business prospects, financial condition or results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if internal estimates change, unless otherwise required by applicable securities laws. The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Earnings Results ($ Millions)
PSEG Power	$114	$110	$364	$306
PSE&G	121	101	300	298
PSEG Energy Holdings/Enterprise	8	4	12	43

Operating Earnings	$243	$215	$676	$647

Reconciling Items(a)	90	(4)	(23)	57

Income from Continuing Operations/Net Income	$333	$211	$653	$704

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	507

Per Share Results (Diluted)
PSEG Power	$0.22	$0.22	$0.71	$0.60
PSE&G	0.24	0.20	0.59	0.59
PSEG Energy Holdings/Enterprise	0.02	0.01	0.03	0.09

Operating Earnings	$0.48	$0.43	$1.33	$1.28

Reconciling Items(a)	0.18	(0.01)	(0.04)	0.11

Income from Continuing Operations/Net Income	$0.66	$0.42	$1.29	$1.39

(a)	See attachment 12 for details of items excluded from Income from Continuing Operations/Net Income to compute Operating Earnings.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Three Months Ended June 30, 2013
	PSEG	PSEG Energy Holdings/ Enterprise (a)	PSEG POWER	PSE&G
OPERATING REVENUES	$2,310	$(303)	$1,190	$1,423

OPERATING EXPENSES
Energy Costs	755	(321)	496	580
Operation and Maintenance	646	(3)	280	369
Depreciation and Amortization	283	11	65	207
Taxes Other Than Income Taxes	14	—	—	14

Total Operating Expenses	1,698	(313)	841	1,170

OPERATING INCOME	612	10	349	253

Income from Equity Method Investments	3	3	—	—
Other Income and (Deductions)	39	—	25	14
Other-Than-Temporary Impairments	(2)	—	(2)	—
Interest Expense	(101)	3	(29)	(75)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	551	16	343	192

Income Tax Benefit (Expense)	(218)	(8)	(139)	(71)

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$333	$8	$204	$121

OPERATING EARNINGS	$243	$8	$114	$121
Reconciling Items Excluded from Continuing Operations/Net Income (b)	90	—	90	—

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$333	$8	$204	$121

	Three Months Ended June 30, 2012
	PSEG	PSEG Energy Holdings/ Enterprise (a)	PSEG POWER	PSE&G
OPERATING REVENUES	$2,098	$(294)	$985	$1,407

OPERATING EXPENSES
Energy Costs	761	(308)	447	622
Operation and Maintenance	629	(5)	284	350
Depreciation and Amortization	255	9	58	188
Taxes Other Than Income Taxes	20	—	—	20

Total Operating Expenses	1,665	(304)	789	1,180

OPERATING INCOME	433	10	196	227

Income from Equity Method Investments	2	2	—	—
Other Income and (Deductions)	32	1	20	11
Other-Than-Temporary Impairments	(7)	—	(7)	—
Interest Expense	(103)	3	(32)	(74)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	357	16	177	164

Income Tax Benefit (Expense)	(146)	(10)	(73)	(63)

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$211	$6	$104	$101

OPERATING EARNINGS	$215	$4	$110	$101
Reconciling Items Excluded from Continuing Operations/Net Income (b)	(4)	2	(6)	—

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$211	$6	$104	$101

(a)	Includes activities at Energy Holdings and the Parent as well as intercompany eliminations.
(b)	See attachment 12 for details of items excluded from Income from Continuing Operations/Net Income to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	Six Months Ended June 30, 2013
	PSEG	PSEG Energy Holdings/ Enterprise (a)	PSEG POWER	PSE&G
OPERATING REVENUES	$5,096	$(959)	$2,637	$3,418

OPERATING EXPENSES
Energy Costs	1,910	(993)	1,356	1,547
Operation and Maintenance	1,356	(2)	562	796
Depreciation and Amortization	573	22	129	422
Taxes Other Than Income Taxes	35	—	—	35

Total Operating Expenses	3,874	(973)	2,047	2,800

OPERATING INCOME	1,222	14	590	618

Income from Equity Method Investments	5	5	—	—
Other Income and (Deductions)	71	1	44	26
Other-Than-Temporary Impairments	(4)	—	(4)	—
Interest Expense	(203)	4	(59)	(148)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,091	24	571	496

Income Tax Benefit (Expense)	(438)	(12)	(230)	(196)

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$653	$12	$341	$300

OPERATING EARNINGS	$676	$12	$364	$300
Reconciling Items Excluded from Continuing Operations/Net Income (b)	(23)	—	(23)	—

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$653	$12	$341	$300

	Six Months Ended June 30, 2012
	PSEG	PSEG Energy Holdings/ Enterprise (a)	PSEG POWER	PSE&G
OPERATING REVENUES	$4,973	$(919)	$2,546	$3,346

OPERATING EXPENSES
Energy Costs	1,940	(953)	1,269	1,624
Operation and Maintenance	1,257	6	525	726
Depreciation and Amortization	511	18	115	378
Taxes Other Than Income Taxes	49	—	—	49

Total Operating Expenses	3,757	(929)	1,909	2,777

OPERATING INCOME	1,216	10	637	569

Income from Equity Method Investments	2	2	—	—
Other Income and (Deductions)	60	4	35	21
Other-Than-Temporary Impairments	(12)	—	(12)	—
Interest Expense	(204)	5	(62)	(147)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,062	21	598	443

Income Tax Benefit (Expense)	(358)	28	(241)	(145)

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$704	$49	$357	$298

OPERATING EARNINGS	$647	$43	$306	$298
Reconciling Items Excluded from Continuing Operations/Net Income (b)	57	6	51	—

INCOME FROM CONTINUING OPERATIONS/NET INCOME	$704	$49	$357	$298

(a)	Includes activities at Energy Holdings and the Parent as well as intercompany eliminations.
(b)	See attachment 12 for details of items excluded from Income from Continuing Operations/Net Income to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	June 30, 2013	December 31, 2012
DEBT
Long-Term Debt	$7,608	$7,173
Securitization Debt	617	722
Project Level, Non-Recourse Debt	25	44

Total Debt	8,250	7,939

STOCKHOLDERS’ EQUITY
Common Stock	4,842	4,833
Treasury Stock	(615)	(607)
Retained Earnings	7,231	6,942
Accumulated Other Comprehensive Loss	(362)	(388)

Total Common Stockholders’ Equity	11,096	10,780
Noncontrolling Interests - Equity Investments	1	1

Total Equity	11,097	10,781

Total Capitalization	$19,347	$18,720

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$653	$704
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	690	674

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,343	1,378

NET CASH USED IN INVESTING ACTIVITIES	(1,379)	(1,339)

NET CASH USED IN FINANCING ACTIVITIES	(179)	(108)

Net Change in Cash and Cash Equivalents	(215)	(69)

Cash and Cash Equivalents at Beginning of Period	379	834

Cash and Cash Equivalents at End of Period	$164	$765

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

June 30, 2013 vs. June 30, 2012

(Unaudited)

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year-over-Year EPS Reconciliation

June 30, 2013 vs. June 30, 2012

(Unaudited)

Attachment 8

PSEG POWER LLC

Generation Measures

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Nuclear - NJ	4,638	4,599	10,227	10,035
Nuclear - PA	2,509	2,476	5,057	5,010

Total Nuclear	7,147	7,075	15,284	15,045

Fossil - Coal/Natural Gas - NJ*	187	363	666	407
Fossil - Coal - PA	1,175	1,069	2,593	2,133
Fossil - Coal - CT	22	22	331	45

Total Coal	1,384	1,454	3,590	2,585

Fossil - Oil & Natural Gas - NJ	3,000	2,997	5,889	5,837
Fossil - Oil & Natural Gas - NY	1,190	1,164	2,068	2,375
Fossil - Oil & Natural Gas - CT	(3)	16	44	7

Total Oil & Natural Gas	4,187	4,177	8,001	8,219
	12,718	12,706	26,875	25,849

	% Generation by Fuel Type		% Generation by Fuel Type
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Nuclear - NJ	36%	36%	38%	39%
Nuclear - PA	20%	20%	19%	19%

Total Nuclear	56%	56%	57%	58%

Fossil - Coal/Natural Gas - NJ*	1%	3%	2%	2%
Fossil - Coal - PA	10%	8%	10%	8%
Fossil - Coal - CT	0%	0%	1%	0%

Total Coal	11%	11%	13%	10%

Fossil - Oil & Natural Gas - NJ	24%	24%	22%	23%
Fossil - Oil & Natural Gas - NY	9%	9%	8%	9%
Fossil - Oil & Natural Gas - CT	0%	0%	0%	0%

Total Oil & Natural Gas	33%	33%	30%	32%
	100%	100%	100%	100%

*	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three and six months ended June 30, 2013 and 2012. Also includes natural gas fuel switching intervals.

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2013

Electric Sales and Revenues

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2012	Ended	2012
Sales (millions kwh)
Residential	3,077	0.8%	6,207	2.7%
Commercial & Industrial	6,578	-4.1%	13,277	-2.4%
Street Lighting	67	0.3%	158	0.9%
Interdepartmental	2	38.9%	5	16.5%

Total	9,724	-2.5%	19,647	-0.8%

Revenue (in millions)
Residential	$479	0.3%	$949	-2.3%
Commercial & Industrial	510	-3.9%	946	-1.3%
Street Lighting	16	-1.3%	34	-8.1%
Other Operating Revenues*	107	29.0%	212	21.8%

Total	$1,112	0.4%	$2,141	-2.8%

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2012	Ended	2012
Weather Data
THI Hours - Actual	4,655	10.1%	4,656	8.0%
THI Hours - Normal	3,940		3,964

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission-related revenues.

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

June 30, 2013

Gas Sold and Transported

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2012	Ended	2012
Sales (millions therms)
Residential Sales	167	10.8%	790	16.5%
Commercial & Industrial - Firm Sales	62	17.5%	281	15.2%
Commercial & Industrial - Interr. & Cogen	16	-13.1%	43	3.1%

Total	245	10.5%	1,114	15.6%

Gas Transported - Firm Sales	104	25.5%	402	37.1%
Gas Transported - Non-Firm	282	5.5%	488	-10.3%

Revenue (in millions)
Residential Sales	$84	0.3%	$397	11.4%
Commercial & Industrial - Firm Sales	37	64.5%	155	30.4%
Commercial & Industrial - Interr. & Cogen	9	33.7%	22	25.9%
Other Operating Revenues*	42	2.9%	83	6.8%

Total	$172	11.7%	$657	15.2%

Gas Transported	$139	-4.3%	$620	8.3%

	Three Months	Change vs.	Six Months	Change vs.
	Ended	2012	Ended	2012
Weather Data
Degree Days - Actual	519	35.6%	3,069	27.4%
Degree Days - Normal	509		3,048

*	Primarily Appliance Service.

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2013	2012	2013	2012
Weighted Average Common Shares Outstanding (000’s)
Basic	505,900	505,903	505,921	505,956
Diluted	507,381	506,969	507,301	506,999
Stock Price at End of Period			$32.66	$32.50
Dividends Paid per Share of Common Stock	$0.3600	$0.3550	$0.7200	$0.7100
Dividend Payout Ratio*			57.8%	54.3%
Dividend Yield			4.4%	4.4%
Price/Earnings Ratio*			13.1	12.6
Rate of Return on Average Common Equity*			11.7%	12.6%
Book Value per Common Share			$21.94	$21.04
Market Price as a Percent of Book Value			149%	154%
Total Shareholder Return	-3.8%	7.4%	9.1%	0.7%

*	Calculation based on Operating Earnings for the 12 month period ended.

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Reconciling Items Excluded from Income from Continuing Operations/Net Income to Compute Operating Earnings

(Unaudited)

Pro-forma Adjustments, net of tax	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2013	2012	2013	2012	2012
Earnings Impact ($ Millions)

Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity (PSEG Power)	$8	$4	$17	$9	$52
Gain (Loss) on Mark-to-Market (MTM)(a) (PSEG Power)	80	(10)	(25)	42	(10)
Lease Related Activity (PSEG Energy Holdings)	—	2	—	6	36
Storm O&M, net of insurance recoveries (PSEG Power)	2	—	(15)	—	(39)

Total Pro-forma adjustments	$90	$(4)	$(23)	$57	$39

Fully Diluted Average Shares Outstanding (in Millions)	507	507	507	507	507

Per Share Impact (Diluted)

Gain (Loss) on NDT Fund Related Activity (PSEG Power)	$0.02	$0.01	$0.04	$0.02	$0.10
Gain (Loss) on MTM(a) (PSEG Power)	0.16	(0.02)	(0.05)	0.08	(0.02)
Lease Related Activity (PSEG Energy Holdings)	—	—	—	0.01	0.07
Storm O&M, net of insurance recoveries (PSEG Power)	—	—	(0.03)	—	(0.08)

Total Pro-forma adjustments	$0.18	$(0.01)	$(0.04)	$0.11	$0.07

(a)	Includes the financial impact from positions with forward delivery months.